Exhibit 10.4

SETTLEMENT AGREEMENT FOR PAYMENT OF ACCOUNT AND RELEASE

This SETTLEMENT AGREEMENT FOR PAYMENT OF ACCOUNT AND RELEASE dated as of September 30th, 2007 (this "Settlement Agreement"), by and between Docucon Incorporated, a Delaware corporation ("Docucon") and Schwartz Heslin Group a Company incorporated in the state of New York (“Company”).

WHEREAS, Docucon desires to satisfy in full any and all amounts due and owing to Company as of the date of this Agreement, and, subject to the terms and conditions set forth herein, Company desires to accept shares of the common stock, par value $0.0001 per share (“Common Stock”) of Docucon in full satisfaction of any and all amounts due and owing to Company, whether known or unknown; and

WHEREAS, without admitting any wrongdoing or liability, or acknowledging the validity of any claim, asserted or unasserted, Docucon and Company have reached an amicable settlement of any amounts owed in the manner set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and the other good and valuable consideration as set forth in this Settlement Agreement, the legal adequacy of which is hereby acknowledged, the parties agree as follows:

1.

Payment of Account; No Admission of Fault.

(a)

The total remaining unpaid balance on the note owed by Docucon to Company, including, but not limited to, any and all services and expenses provided by Company to Docucon through the date hereof, is for all purposes agreed by the parties to be U.S. $53,325 (the “Past Due Balance”).

(b)

Each of Docucon and Company acknowledges and agrees that it is entering into this Settlement Agreement in order to settle and resolve any and all matters among them arising out of or in any way relating to the Past Due Balance and any and all agreements between the parties and the transactions contemplated thereby, and each of Docucon and Company is not admitting any liability on its part in any way relating to such matters, and no inference regarding any such liability is intended by virtue of the parties entering into this Settlement Agreement.

2.

Share Consideration by Docucon to Company. Docucon hereby agrees to issue to Company 106,650 shares of its Common Stock (the “Shares,”), at a valuation of $.50 cent per share.  Company acknowledges and agrees that its name, address, and designation of this settlement shall be included on the Share Certificate.  Company understands and acknowledges that Docucon makes no representations or warranties regarding the future price of the Shares, the current or future value of the Shares, or its current business, operations or financial condition or prospects and, except as expressly set forth in this Settlement Agreement, Company has not relied on any representations or warranties from Docucon or its representatives in any manner whatsoever.

3.

Indemnification by Company. Upon execution and delivery of this Settlement Agreement, Company agrees to indemnify, defend, and hold harmless each Docucon Released Party (as defined below) from and against any and all causes of action, claims, damages, liability, actions or causes of action, and demands of whatsoever kind on account of all known, and unknown, injuries, losses, and damages allegedly sustained by a Docucon Released Party to the extent resulting from, arising from, or in any way connected with any and all claims against Docucon that are or could be made by Company, including without limitation, claims relating to, or in connection with, the Past Due Balance (it being understood that Docucon and Company intend all such claims to have been resolved and settled pursuant to this Settlement Agreement).  Immediately upon execution and delivery of this Settlement Agreement, Company shall forebear and suspend any legal, equitable or other actions against Docucon for collection of the Past Due Balance.

4.

Release by Company. Upon execution and delivery of this Settlement Agreement, Company, for itself and on behalf of its subsidiaries and affiliates, hereby releases and forever discharges Docucon, together with its subsidiaries, affiliates, successors and assigns, as well as its present and former directors, officers, employees, shareholders, agents, attorneys and other representatives and the successors, assigns and personal representatives of each of them (each, a "Docucon Released Party"), from any and all claims, suits, debts, liens, liabilities, losses, causes of action, rights, damages (whether actual, compensatory, consequential or punitive), demands, obligations, promises, costs and expenses (including, without limitation, attorneys' fees and expenses and the fees and expenses of other professionals and experts) of every kind, nature and description, whether in law or in equity, whether known or unknown, or known in the future, fixed or contingent, billed or unbilled, suspected, disclosed or undisclosed, claimed or concealed, from the beginning of time through the date of this Settlement Agreement, which Company, for itself and subsidiaries and affiliates, could assert against any Docucon Released Party relating to or arising out of any and all agreements between the parties, the transactions contemplated thereby, the Past Due Balance, or otherwise.

5.

Waiver. Each of Docucon and Company hereby waives and assumes the risk of any and all claims for loss and damages which exist as of the date hereof, including but not limited to those set forth in this Settlement Agreement but of which they are unaware, whether through ignorance, oversight, error, negligence, or otherwise in which, if known, would materially affect their decision to enter into this Settlement Agreement.  Each of Docucon and Company hereby expressly assume the risk that they may suffer damages in the future as a result of any matter referred to herein, and they hereby waive all rights or benefits which they have now, or in the future may have, under any applicable law.  Each of Docucon and Company acknowledge that there is a risk of the damages which they believe they have suffered or will suffer may turn out to be other than or greater than those now known, suspected, or believed to be true.  In addition, the cost and damages they have incurred or have suffered may be greater than or other than those known now.  Facts on which they have been relying in entering into this Settlement Agreement may later turn out to be other than or different from those now known, suspected or believed to be true.  Each of Docucon and Company acknowledge that in entering into this Settlement Agreement, they have expressed that they agree to accept the risk of any such possible unknown damages, claims, facts, demands, actions, and causes of action.  Each of Docucon and Company acknowledge and present that in waiving all rights and benefits they may have as set forth herein, they have had the advice, or have had the opportunity to have the advice, of counsel and independent consultants and further represent, warrant, and guarantee that this Settlement Agreement shall remain in full force and effect notwithstanding current and such possible changes or differences of material fact.  This relief shall apply to any and all claims other than for breach of this Settlement Agreement.

6.

Representations, Warranties and Covenants of Docucon.  Docucon hereby represents and warrants to Company as follows:

(a)

Docucon has the corporate power and authority to execute, deliver and perform this Settlement Agreement.

(b)

The execution, delivery and performance of this Settlement Agreement has been duly authorized by Docucon in accordance with all requisite corporate power and authority.

(c)

This Settlement Agreement constitutes a legal, valid and binding obligation of Docucon, enforceable against Docucon in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d)

The execution, delivery and performance of this Settlement Agreement by Docucon does not (i) violate or contravene the certificate of incorporation or by-laws of Docucon; (ii) violate or constitute a breach of, or default under, any material agreement or other instrument binding upon Docucon or to which it is a party; (iii) violate or contravene any judgment, decree or order of any court or regulatory body binding upon Docucon; or (iv) violate any law or regulation applicable to Docucon.

7.

Representations, Warranties and Covenants of Company.  Company hereby represents and warrants to Docucon as follows:

(a)

Company has the corporate power and authority to execute, deliver and perform this Settlement Agreement.

(b)

The execution, delivery and performance of this Settlement Agreement has been duly authorized by Company in accordance with all requisite corporate power and authority.

(c)

Company has received independent legal advice from attorneys of its choice with respect to the terms and provisions of this Settlement Agreement, the advisability of entering into this Settlement Agreement and of the consequences of entering into this Settlement Agreement.

(d)

This Settlement Agreement constitutes a legal, valid and binding obligation of Company, enforceable in accordance with its terms against Company, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e)

The execution, delivery and performance of this Settlement Agreement by Company does not (i) violate or contravene the certificate of incorporation of Company; (ii) violate or constitute a breach of, or default under, any material agreement or other instrument binding upon Company or to which it is a party; (iii) violate or contravene any judgment, decree or order of any court or regulatory body binding upon Company; or (iv) violate any law or regulation applicable to Company.

(f)

Company is an "accredited investor", which is defined under Rule 501(a)(3) of the Securities Act of 1933, as amended (the "Act"), has the financial sophistication and knowledge to accept the Shares and understands the risk of an entire loss of investment in the Shares;

(g)

Company is acquiring the Shares for its own account and for investment purposes only; and

8.

Ownership of Claims.  Company represents and warrants to Docucon that it is the lawful and sole owner of the claims being released, and that the claim for the amounts owed are greater than two (2) years by it pursuant to this Settlement Agreement and it has not sold, transferred, assigned, pledged, hypothecated or otherwise encumbered any such claim.

9.

Governing Law.  This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in said State, without regard to any of its principles of conflicts of laws or other laws, which would result in the application of the laws of another jurisdiction.  This Settlement Agreement shall be construed and interpreted without regard to any presumption against the party causing this Settlement Agreement to be drafted.

10.

Notices.  All notices, demands, consents, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Settlement Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows:  (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested (with all costs having been prepaid), four (4) business days after being mailed, (iii) if delivered by an overnight courier of recognized international reputation (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine).  If any notice, demand, consent, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 10), or the refusal to accept same, the notice, demand, consent, instruction or other communication shall be deemed received on the second business day after the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

if to Docucon:

C/O – Independent Directors Office

201 Shannon Oaks Circle – Suite 105

Cary NC 27511

Attention: Board of Directors

with a copy to Company:

Schwartz Heslin Group
8 Airport Park Boulevard

Latham, New York 12110

or to such other address as any party may specify by notice given to the other party in accordance with this Section 10.

11.

Arbitration.  Any disagreement, dispute, controversy or claim arising out of or relating to this Settlement Agreement shall be submitted to binding arbitration before the American Arbitration Association (“AAA”), in accordance with its rules of Commercial Arbitration.  The decision of the arbitrator shall be final and binding upon the parties, and it may be entered in any court of competent jurisdiction.  The arbitration shall take place in County, New York.  The arbitrator shall be bound by the laws of the State of New York applicable to all relevant privileges and the attorney work product doctrine.  Each party shall be required to provide the other party with copies of all documentation and other written, electronic or photographic materials that it intends to introduce into evidence at least ten (10) days in advance of the hearing date.  The arbitrator shall have the power to grant equitable relief where applicable under New York law.  The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded.  The obligation of the parties to submit any dispute arising under or related to this Settlement Agreement to arbitration as provided in this Section 11 shall survive the expiration or earlier termination of this Settlement Agreement.  Notwithstanding the foregoing, a party may seek an injunction or other appropriate relief from a court of competent jurisdiction to preserve or protect the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.  Each party shall pay its own costs (including, without limitation, attorney’s fees and disbursements) and expenses in connection with any arbitration proceeding; provided, however, the prevailing party shall be entitled to recover its reasonable attorney’s fees and disbursements.   Each of Docucon and Company hereby consent to the jurisdiction of the AAA in the State of New York for the purpose of any arbitration arising out of any of their obligations arising hereunder.

12.

Miscellaneous.  (a)  No party may assign any of its rights or delegate any of its duties under this Settlement Agreement without the prior written consent of the other parties hereto; provided, however, that Docucon may assign any of its rights or delegate any of its duties hereunder, by operation of law or otherwise, or in connection with a Change of Control (as defined below) and, following such Change of Control, this Settlement Agreement shall be enforceable by, among others, any direct or indirect parent or affiliate of Docucon or any direct or indirect holder of greater than 50% of the voting capital stock of Docucon.  This Settlement Agreement shall be binding upon the successors and their respective representatives, subsidiaries, affiliates, successors, and permitted assigns of the parties and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. For purposes of this Settlement Agreement, a Change of Control shall be deemed to have occurred in any of the following events:  (i) a merger of Docucon with or into another entity (whether or not Docucon is the surviving corporation) resulting in a change of ownership of greater than 50% of the outstanding voting capital stock of Docucon; (ii) a tender offer by a third party resulting in a change of ownership of not less than 50% of the outstanding voting capital stock of Docucon; or (iii) the sale of all or substantially all of the assets of Docucon to a third party.

(b)

Except as specifically provided in Sections 3 and 4 of this Settlement Agreement, no party other than Docucon and Company shall be deemed intended or incidental beneficiaries of this Settlement Agreement; provided, however, that a party (a “Potential Acquiror”) who enters into a definitive agreement with Docucon to engage in a transaction with Docucon which contemplates a Change of Control shall be deemed an intended third party beneficiary of this Settlement Agreement, including, without limitation, all of the representations, warranties and covenants contained herein, and shall be entitled to enforce this Settlement Agreement to the same extent as if the Potential Acquiror was a party hereto.

(c)

The provisions of this Settlement Agreement shall not be construed as a waiver of any party's right to commence arbitration proceedings under Section 11 to enforce the terms and provisions of this Settlement Agreement.

(d)

This Settlement Agreement contains a complete statement of all the arrangements, understandings and agreements among the parties with respect to the subject matter hereof, supersedes all other arrangements, understandings and agreements, whether written or oral, among them relating to such subject matter, all of which are merged herein.  This Settlement Agreement cannot be altered, modified, waived or amended, except by an instrument in writing executed by each of the parties hereto.

(e)

Section headings contained in this Settlement Agreement are included herein solely for convenience of reference only and are not intended to affect the interpretation or construction of any of the terms or provisions of this Settlement Agreement.

(f)

This Settlement Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument.  The facsimile signature of a party hereto shall constitute a valid and effective signature.

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IN WITNESS WHEREOF each of the parties has duly executed this Settlement Agreement as of the date first above written.

DOCUCON INCORPORATED

By: /s/ Brian R. Balbirnie

Name:

Brian R. Balbirnie

Title:

Independent Director for Docucon Incorporated

COMPANY

By: /s/ Robert Schwartz

Name: Robert Schwartz

By: /s/ Larry Heslin

Name: Larry Heslin